MetroGAS POLICY

NO. PMG.065

"code of conduct"

Contents

1. Letter from the Chairman

2. Scope of Application

3. Statement of Business Principles

3.1. Corporate Values

3.2. Fulfillment of Laws and Regulations

3.3. Health, Safety and Environment

3.4. Equality of Opportunities and Non Discrimination

3.5. Conflict of Interest

3.6. Transparency of the Information

3.7. Relationships with security markets

ADMINISTRATION AND FINANCE DIRECTORATE

INFORMATION TECHNOLOGY

ORGANISATION AND METHODS

"CODE OF CONDUCT"
Issued	Effective
25/06/04	25/06/04

1. LETTER FROM THE CHAIRMAN

MetroGAS S.A. is a company committed to developing its business and commercial and professional relationships with the highest ethical levels.

Therefore, this document is totally aligned to and consistent with the Values, Competencies, Policies and Procedures supportive of the way in which we conduct business.

MetroGAS S.A.'s Board and Management Committee shall promote the firm support of all the terms of this Code of Conduct.

This Code of Conduct, together with other policies (mentioned in this Code), highlight MetroGAS S.A.'s decisive action in favour of good corporate governance, ethics in business, transparency and social responsibility.

Rick Waddell

Chairman

Buenos Aires, June 2004

2. SCOPE OF APPLICATION

The current Code of Conduct shall apply to MetroGAS S.A.' Board members, members of MetroGAS S.A.'s Surveillance Committee, Executive Directors, Managers and all MetroGAS S.A.'s personnel.

The rules of conduct herein stated also apply to all MetroGAS S.A.'s suppliers and contractors.

This Code of Conduct does not intend to cover all the specific situations or problems that may arise during the development of Company business, but just to establish general conduct standards to provide guidance on how to act while carrying out one's responsibilities.

3. statement OF BUSINESS PRINCIPLES

MetroGAS S.A. shall, without any exception, conduct its business with the highest ethical levels both internally and in its relationship with customers, suppliers, contractors and government organisations, complying with all applicable laws and regulations, with full and absolute transparency towards its shareholders, investors, creditors, employees, customers, suppliers, contractors and the community.

These business principles are essential at the time of carrying out our responsibilities.

Business principles are the following:

3.1. Corporate Values.

MetroGAS S.A. has defined in Policy No.8 "Dictionary of Values and Competencies" the corporate values to be followed by everyone mentioned in this Code. Values are the following:

HONESTY AND INTEGRITY

Means adhering to ethical behaviors that reflect transparent and honest actions either in the professional and/or public environment.

RESULT ORIENTATION

Means working on the identification, setting and fulfillment of realistic objectives and quantitative goals, according to organisational strategies.

CUSTOMER orientaTION

Means the attitude towards permanent satisfaction of internal and external customers, considering that the whole of the population is a Customer, and anticipating customers' expectations within a quality framework compatible with company objectives.

QUALITY AS A WAY OF LIFE

Means generating products, services and a working environment distinguished by a high level of satisfaction and well-being for everyone.

COMMUNICATION

Means sharing and exchanging information and knowledge with all team members to promote and achieve institutional goals.

TEAMWORK

Means encouraging teamwork rather than individual work, integrating resources through common realistic commitments and goals, with orientation to results and expected time scales generating synergies in the delivery of a common product.

empowerment

Means generating a sense of belonging to the tasks, providing clear expectations, management of resources and necessary training, so that decisions are made by those closest to the action.

innovation

Means continuous attitude towards the incorporation and launching of new ideas that add value to the business, accepting risks. It is implemented creativity.

SENSITIVITY TO THE ENVIRONMENT

Means the capacity to understand and act before external scenarios that affect either directly or indirectly business evolution.

These scenarios are dynamic outcomes where publics, signals, perceptions and realities interact about technological, social, political, economic and/or commercial aspects.

disposition to self-development

Means self-determination to improve, update and share knowledge for a better individual performance while making contributions to the organisation.

professionalism

Means responsible development and application of knowledge to carry out work efficiently.

ACKNOWLEDGEMENT OF INDIVIDUAL CONTRIBUTION

Means a constant attitude to appreciate people, their efforts and/or achievements with respect, justice and fairness.

IMAGE

Means the attitude that all employees are expected to have, through their acts, behavior, actions, messages, communications, in order to generate positive perceptions and experiences amongst all types of public.

3.2. Fulfillment of Laws and Regulations.

MetroGAS S.A. is committed to complying with all its legal obligations. No employee shall cooperate with third parties to break the law or participate in actions affecting legality.

3.3. Health, Safety and the Environment.

MetroGAS S.A. has defined in Policy No.2 "Health, Safety and Environment Policy" its strong commitment with the highest standards in each of these fields. Therefore:

For its operations in its service distribution area MetroGAS S.A. considers that the protection of the health and safety of employees and third parties involved or affected by these operations as well as the preservation of the environment, are a business priority and a responsibility that cannot be delegated.

To meet these objectives, the company conducts its operations using international health, safety and environment management systems that reflect the best industry practice seeking to deliver continual improvement.

3.4. Equality of Opportunities and Non Discrimination

MetroGAS S.A. has defined in Policy No. 18 "Job Coercion, Intimidation and/or Discrimination Policy" that MetroGas shall offer a coercion, intimidation and/or discrimination-free job environment for employees regardless of their race, sex, age, religion, nationality, civil status, body features or social status. MetroGAS shall not allow any behavior contrary to the abovementioned general principles, bearing in mind that they do not include all possible behaviors against such policy.

3.5. Conflict of Interest.

MetroGAS S.A. has defined in Policy No. 10 the situations leading to conflict of interests between any person covered by this Code and MetroGas S.A. Said Code establishes the following:

Employees shall avoid being in a situation such that their personal or economic interests may come into conflict with those of the Company.

Conflict of interests may be defined as follows:

Any situation in which any person covered by this Code has a direct or indirect interest in a transaction the Company is involved in, and/or also when such interest may affect an objective decision.

It is worth mentioning that a seeming conflict of interest may damage the reputation of the Company and/or any person covered by this Code just as a real conflict. Therefore said person shall undertake at least the following exercise: Objectively look at their own behavior so that any person in the Company, legal body, customer, governmental body, supplier , may observe the following:

  that customer needs have been the main consideration when making business decisions;
  that no Company's resources have been used to maintain or benefit an employee's personal activities;
  that business is not based on friendship or family links;
  that no confidential aspects of a business relationship have been disclosed

No person covered by this Code shall seek or accept any gift or invitation that seems to affect business transactions. Invitations shall not be accepted beyond Corporate hospitality limits.

3.6. Transparency of the Information

MetroGAS S.A. has defined in Policy No 56 "Policy on Information to submit to Securities Comptroller Agencies" the need to ensure that any information submitted shall meet the following requirements:

TRUTHFULNESS:

Information shall show the reality

ObjeCTIVITY:

information shall be submitted with no distortion in favor of the issuing party.

OpPORTUNITY:

Information shall be submitted at the right time for its users, and operations and transactions shall be recorded in the period they actually occur.

IntegriTY

Information shall be complete; facts or transactions MetroGas SA is involved in shall not be omitted.

COPYRIGHT:

Information shall contain the Company's full rights and liabilities

AUTHORITY:

Information shall include the authority level established by regulations in force.

ACCURACY:

Information shall be accurate

VerificATION:

Information shall have suitable supporting papers that may be checked by anyone other than the issuing party.

ClARITY:

Information shall be easily understood by any user and shall avoid confusions or alternative interpretations.

Comparability:

The information shall be issued on a standardised basis for different periods. Failure to comply shall be otherwise explained.

Furthermore, MetroGas has defined Policy No. 17 "Fraud and Dishonest Practice Policy" in order to secure transparency in all procedures and processes.

3.7. Relation with Security Markets

General guidelines in Policies No 11 "Policy on Conflict of Interests" and No.064 "Policy on MetroGas securities transactions by Directors and Employees", have established that privileged information shall be submitted simultaneously to current or potential investors and that no person covered by this Code shall use privileged information to do business with MetroGAS's shares or securities.

From the markets perspective, many events may lead to significant share price fluctuations and/or create a false market.
Confidentiality on this information shall be kept until it is formally announced at the Stock Exchange, our CNV or the SEC so as to ensure that complete accurate information reaches the whole market without confusion.

No person covered by this Code shall use information -confidential or not- from their activities within the Company for personal benefit.

No person covered by this Code shall profit from their privileged position in Company to buy new stocks and securities.

Those who have inside information that may impact on the stock exchange markets shall be prohibited from buying or selling Corporate stocks at the stock market during a reasonable period to differentiate the purchase/sale from the inside information. This rule also applies to employee's family.

Important

To confirm reception of this Policy and being aware its contents, please fill out the form "Code of Conduct and Conflict of Interests Statement" attached.

However, in the event of any future modification, please report it immediately in a new form.

Approved by	Approved by	Approved by

Roberto Brandt General Director	Management Committee	Board

aPPENDIX i

CODE OF CONDUCT AND CONFLICT OF INTERESTS STATEMENT

TO:

FROM:

I acknowledge receipt of a copy of MetroGas S.A. Code of Conduct and Conflict of Interests Statement. I am aware of its contents and accept all its terms.

I declare I am not or have not been aware of any personal or family situation that has come or seemed to come into conflict with MetroGAS S.A. interests, with the exception of the information detailed below (*).

Neither am I not aware of any undue payment to any person or legal or private bodies and/or Governmental representatives, customers, contractors, suppliers or consultants in order to seek an undue political or economic advantage for MetroGas S.A.

I shall immediately report any situation on the above that may arise in the future, to my immediate manager or any member of the Ethics Committee.

Employee's Signature: ....................................

Name: ...................................................

Department: ....................................................

Directorate: ...................................................

Date: ...........................

___________________________________________________________________

( * ) IMPORTANT: if there is nothing to report please state "None". If there is something to report, please state it in the following paragraph. If you need more room please continue writing at the back and sign at the end.

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